UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C.  20549

                            FORM 8-K
                         CURRENT REPORT


REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934

                  DATE OF REPORT: JUNE 30, 1995

                 COMMISSION FILE NUMBER: 1-8782

                       GLEASON CORPORATION
     (Exact name of registrant as specified in its charter)

              DELAWARE                              16-1224655
  (State or other jurisdiction of              (I.R.S. Employer
incorporation or organization)               Identification No.)

            1000 University Avenue, Rochester, New York  14692
   (Address of principal executive offices)           (Zip Code)


 Registrant's telephone number, including area code: (716) 473-1000


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ITEM 2:  Acquisition of Assets

     The Company has entered into an agreement with the receiver in bankruptcy over the assets of Hurth Maschinen und Werkzeuge
GmbH ("Hurth"), to acquire certain assets of Hurth for approximately $10.5 million in cash. The agreement is to be effective July 1, 1995.

     Hurth, which located in Munich, Germany, designs and produces machinery and tooling for the manufacture of parallel axis gears. It is a leader in machines for gear shaving, a widely used soft gear finishing process, and recently introduced a machine for gear honing, a hardened gear finishing process. It also manufactures expendable gear tooling used in the production of gears. It entered bankruptcy on May 31, 1995 as a result of large financial losses sustained by it in 1993 and 1994 due to the economic recession in Europe.

     Under the agreement, the Company is acquiring the patents, trademarks, company name, industrial and intellectual property rights and know-how, machinery and equipment, and inventories of Hurth. The Company is assuming completion of customer orders in Hurth's backlog and responsibility for installation and warranty of machines previously sold by Hurth. The Company intends to continue operations in Munich, retaining approximately 280 of the approximately 400 employees employed by Hurth.

     The Company will account for the acquisition under the purchase accounting method. It is funding this acquisition with borrowings under its existing revolving credit facility.



ITEM 7.  Financial Statements and Exhibits

     (a) Financial Statements of Business Acquired
          It is impracticable to provide the required financial statements for the acquired business at this time. The Company will file such required financial statements as soon as practicable within sixty days after the date by which this Current Report on Form 8-K is required to be filed.

     (b) Pro Forma Financial Information
          It is impracticable to provide the required pro forma financial information for the acquired business at this time. The Company will file such required pro forma financial information as soon as practicable within sixty days after the date by which this Current Report on Form 8-K is required to be filed.

     (c) Exhibits
       2.  Acquisition Agreement
          It is not practicable to file as an exhibit at this time, the purchase contract between the Company and Eckhart Muller-Heydenreich, the receiver in the bankruptcy proceedings of Hurth Maschinen und Werkzeuge GmbH. The agreement is being executed in Germany at the date of this filing. The Company will file a translation of such agreement as an exhibit in an amendment to this Current Report as soon as practicable.

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                             SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.






                           GLEASON CORPORATION
                           Registrant




DATE: June 30, 1995
                                  John J. Perrotti
                                  John J. Perrotti
                           Vice President - Controller
                           (Principal Financial Officer)